EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-125799 on Form S-8 of our report dated June 20, 2006, appearing in this Annual Report on Form 11-K of The Yankee Candle Company, Inc. 401(k) and Profit Sharing Plan for the year ended December 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 20, 2006